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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-05679, Registration Statement No. 333-38589 and Registration Statement No. 333-38591 of Outdoor Systems, Inc. on Form S-8 of our reports dated February 3, 1998, except for the last paragraph of Note 9, for which the date is March 17, 1998, appearing in this Annual Report on Amendment No. 1 to Form 10-K (10-K/A), of Outdoor Systems, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Phoenix, Arizona

March 25, 1998